UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 4, 2008

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                             DEL LABORATORIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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          DELAWARE                       001-05439                13-1953103
(STATE OR OTHER JURISDICTION     (COMMISSION FILE NUMBER)      (I.R.S. EMPLOYER
      OF INCORPORATION)                                      IDENTIFICATION NO.)

    726 REXCORP PLAZA, P.O. BOX 9357
          UNIONDALE, NEW YORK                                      11553-9357
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                           (ZIP CODE)

                                 (516) 844-2020
               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

                                       N/A
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

In connection with the acquisition of DLI Holding Corp., the indirect parent of Del Laboratories, Inc. (the "Company"), by Coty Inc., the Company and Charles Hinkaty have mutually agreed to terminate Mr. Hinkaty's employment as President and Chief Executive Officer of the Company effective January 31, 2008. Also in connection with the acquisition, (i) Joseph Sinicropi has notified the Company of his decision to resign as Executive Vice President and Chief Financial Officer of the Company effective February 3, 2008, (ii) Harvey Alstodt has notified the Company of his decision to resign as President of Del Cosmetics effective February 3, 2008 and (iii) Shawn Smith has notified the Company of her decision to resign as Senior Vice President, General Counsel and Secretary of the Company effective January 31, 2008. The above termination and resignations were not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

ITEM 8.01. OTHER EVENTS.

On January 7, 2008, the Company redeemed in full $185,000,000 in aggregate principal amount of the Company's issued and outstanding Senior Secured Floating Rate Notes Due 2011.
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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                Del Laboratories, Inc.


                                                By: /s/ Joseph Sinicropi
                                                    --------------------
                                                    Joseph Sinicropi
                                                    Executive Vice President and
                                                    Chief Financial Officer

      Dated: January 11, 2008